Exhibit 3.335

ARTICLES OF INCORPORATION

OF

CONRAD ROYALTY CORPORATION

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I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

FIRST: The name of the corporation is

CONRAD ROYALTY CORPORATION

SECOND: The principal office of the corporation within the State of Nevada is to be located at c/o The Prentice-Hall Corporation System, Nevada, Inc., 502 East John Street, Room E, Carson City, Nevada 89701.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Twenty Five Thousand (25,000). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock.

FIFTH: The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said Board shall be styled as a “Director.”

The number of members constituting the first Board of Directors of the corporation is five (5); and the names and the post office addresses of each of said members are as follows:

NAMES	ADDRESSES

Baron Hilton	9336 Civic Center Drive Beverly Hills, California 90212

Gregory R. Dillon	9336 Civic Center Drive Beverly Hills, California 90212

NAMES	ADDRESSES

Maurice J. Scanlon	9336 Civic Center Drive Beverly Hills, California 90212

William C. Lebo, Jr.	9336 Civic Center Drive Beverly Hills, California 90212

Eric M. Hilton	9336 Civic Center Drive Beverly Hills, California 90212

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that no decrease shall be to a number less than that permitted by law. In the interim between annual and special meetings of stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

SIXTH: No shares of capital stock of the corporation and no shares of stock without par value of the corporation, as the case may be, shall, after the amount of the subscription price has been paid or after the par value of any shares of stock with par value which the corporation may be authorized to issue has been paid and/or after the consideration fixed by the Board of Directors for any shares of stock without par value which the corporation may be authorized to issue has been paid, be subject to assessment to pay the debts of the corporation. Any paid-up shares of stock of the corporation and any shares of stock of the corporation issued as fully paid-up, whether with par value and/or without par value, shall not be assessable or assessed in any manner and for any cause.

SEVENTH: The name and the post office address of the incorporator signing these Articles of Incorporation is as follows:

NAME	ADDRESS

M. Ryan	6430 Sunset Boulevard, Suite 1117 Los Angeles, California 90028

EIGHTH: The corporation shall have perpetual existence.

NINTH: The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, to authorize and cause to be executed, mortgages and liens upon the real and personal property of the corporation.

TENTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all person whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The corporation may purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

ELEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the maximum extent permitted by the provisions of the General Corporation Law of the State of Nevada.

TWELFTH: The corporation reserves the right to amend, alter or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 12th day of February, 1988.

/s/ M. Ryan
M. Ryan, Incorporator

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

BE IT REMEMBERED, that on this 12th day of February, 1988, before me, a Notary Public in and for the said County and State, personally appeared M. Ryan, known to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

OFFICIAL SEAL CHARLES BACLET NOTARY PUBLIC CALIFORNIA PRINCIPAL OFFICE IN LOS ANGELES COUNTY COMMISSION EXPIRES APRIL 30, 1990	/s/ Charles Baclet NOTARY PUBLIC

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

CONRAD ROYALTY CORPORATION

The undersigned, being the President and Secretary of Conrad Royalty Corporation, a Nevada corporation, do hereby certify as follows:

1.	That on November 1, 1988, the Directors of the corporation, by unanimous consent, adopted and consented to the adoption of resolutions setting forth a proposed amendment to the Articles of Incorporation of the corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendment.

2.	Said resolution called for amending Article Five of said Articles of Incorporation to include the following:

No director or officer shall have any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Five shall not eliminate or limit the liability of a director or officer for (i) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

3.	That on November 1, 1988, the shareholders of the corporation, unanimously adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

4.	That the Articles of Incorporation of Conrad Royalty Corporation are hereby amended as set forth above and the undersigned makes this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

DATED: December 20, 1988.

/s/ Gregory Dillon
Gregory Dillon, President

/s/ Cheryl Marsh
Cheryl Marsh, Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On January 26, 1989, personally appeared before me, a Notary Public, Gregory Dillon, who acknowledged to me that he executed the foregoing Certificate of Amendment of Articles of Incorporation of Conrad Royalty corporation.

[SEAL]	/s/ Mary Jane Eaheart
Notary Public

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On January 17, 1989, personally appeared before me, a Notary Public, Cheryl Marsh, who acknowledged to me that she executed the foregoing Certificate of Amendment of Articles of Incorporation of Conrad Royalty corporation.

[SEAL]	/s/ Mary Jane Eaheart
Notary Public

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

CONRAD ROYALTY CORPORATION

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:	The name of the Corporation is CONRAD ROYALTY CORPORATION.

SECOND:	The Board of Directors of the Corporation duly adopted the following resolutions on February 15, 1996:

WHEREAS, this Board of Directors deems it advisable and desirable to change the Corporation’s name to “CONRAD INTERNATIONAL ROYALTY CORPORATION”; and

WHEREAS, the sole shareholder of the Corporation has approved such proposed corporate name change by executing an Action Taken By Written Consent of the Sole Shareholder dated February 15, 1996.

THEREFORE, IT IS RESOLVED that Article First of the Corporation’s Articles of Incorporation be amended to read as follows:

“FIRST: The name of the corporation is CONRAD INTERNATIONAL ROYALTY CORPORATION.”

RESOLVED FURTHER, that the Corporation’s President, or one of its Vice Presidents, and its Secretary, or one of its Assistant Secretaries, are hereby authorized to execute a certificate setting forth the said Amendment and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes. Title 7, Chapter 78.

THIRD:	The total number of outstanding shares of the Corporation having voting power is 1,000 shares, and the total number of votes entitled to be cast by the sole shareholder is 1,000.

FOURTH:	The sole shareholder of all of the aforesaid total number of outstanding shares having voting power, to wit, 1,000 shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by the sole shareholder in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

Signed on February 15, 1996.

CONRAD ROYALTY CORPORATION

By:	/s/ William C. Lebo, Jr.
William C. Lebo, Jr.
Senior Vice President

/s/ Cheryl L. Marsh
Cheryl L. Marsh
Secretary

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)

On February 20, 1996 before me, David Marote, Notary Public, personally appeared WILLIAM C. LEBO, JR. and CHERYL L. MARSH, personally known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL] DAVID MAROTE COMM. #1031494 NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY COMM. EXPIRES JUNE 30, 1998	/s/ David Marote
David Marote, Notary Public

ARTICLES OF MERGER

OF

INTERNATIONAL HOTELS CORPORATION, a Nevada corporation

INTO

CONRAD INTERNATIONAL ROYALTY CORPORATION, a Nevada corporation

THE UNDERSIGNED, as President and Secretary of Conrad International Royally Corporation, a Nevada corporation (the “Company”), and as President and Secretary of Conrad International Hotels Corporation, a Nevada corporation (the “Disappearing Corporation’’), as and for the purpose of complying with, the provisions of Nevada Revised Statutes (“NRS”) Sections 92A.005 et seq., and in order to effectuate the merger (the “Merger”) of the Disappearing Corporation with and into the Company, with the Company as the surviving corporation (the “Surviving Corporation”), hereby certifies as follows:

1. The name and place of incorporation of each constituent corporation are: Conrad International Hotels Corporation, incorporated in the State of Nevada, and Conrad International Royalty Corporation, incorporated in the State of Nevada. The name of the Surviving Corporation is Conrad International Royalty Corporation, and its place of incorporation is the State of Nevada.

2. A plan of merger (the “Plan of Merger”) has been adopted by the Board of Directors of each corporation that is a party to the Merger.

3. The Plan of Merger has been approved by the unanimous written consent of the stockholders of each corporation that is a party to the Merger.

4. The Articles of Incorporation of the Surviving Corporation have not been and will not be amended in connection with the Merger.

5. A complete executed Plan of Merger is on file at the principal place of business of the Surviving Corporation, currently: 9336 Civic Center Drive, Beverly California 90210.

6. A copy of the Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any entity which is a party to the Merger.

7. The Merger shall be effective on December 31, 1998, at 8:05 a.m. (Eastern Standard Time).

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IN WITNESS WHEREOF, we have set forth, our hands as of the 9th day of December, 1998.

“Surviving Corporation”

Conrad International Royalty Corporation, a Nevada corporation

By:	/s/ Dieter H. Huckestein
	Name:	Dieter H. Huckestein
	Title:	President

By:	/s/ M. Hue Smith, III
	Name:	M. Hue Smith, III
	Title:	Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

This instrument was acknowledged before me on December 9, 1998 by Dieter H. Huckestein as President of Conrad International Royalty Corporation.

[SEAL] DAVID MAROTE COMM. #1192700 NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY COMM. EXP. AUG. 8, 2002	/s/ David Marote
Notary Public
(My commission expires: 8/8/2002)

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IN WITNESS WHEREOF, we have set forth our hands as of the 9th day of December, 1998.

“Disappearing Corporation”

Conrad International Hotels Corporation, a Nevada corporation

By:	/s/ Stephen F. Bollenbach
	Name:	Stephen F. Bollenbach
	Title:	President

By:	/s/ M. Hue Smith III
	Name:	M. Hue Smith III
	Title:	Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

This instrument was acknowledged before me on December 9, 1998 by Stephen F. Bollenbach as President of Conrad International Hotels Corporation.

[SEAL] DAVID MAROTE COMM. #1192700 NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY COMM. EXP. AUG. 8, 2002	/s/ David Marote
Notary Public
(My commission expires: 8/8/2002)

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ARTICLES OF MERGER

OF

CONRAD INTERNATIONAL INVESTMENT CORPORATION, a Nevada corporation

INTO

CONRAD INTERNATIONAL ROYALTY CORPORATION, a Nevada corporation

THE UNDERSIGNED, as President and Secretary of Conrad International Royalty Corporation, a Nevada corporation (the “Company”), and as President and Secretary of Conrad International Investment Corporation, a Nevada corporation (the “Disappearing Corporation”), as and for the purpose of complying with the provisions of Nevada Revised Statutes (“NRS”) Sections 92A.005 et seq., and in order to effectuate the merger (the “Merger”) of the Disappearing Corporation with and into the Company, with the Company as the surviving corporation (the “Surviving Corporation”), hereby certifies as follows:

1. The name and place of incorporation of each constituent corporation are: Conrad International Investment Corporation, incorporated in the State of Nevada, and Conrad International Royalty Corporation, incorporated in the State of Nevada. The name of the Surviving Corporation is Conrad International Royalty Corporation, and its place of incorporation is the State of Nevada.

2. A plan of merger (the “Plan of Merger”) has been adopted by the Board of Directors of each corporation that is a party to the Merger.

3. The Plan of Merger has been approved by the unanimous written consent of the stockholders of each corporation that is a party to the Merger.

4. The Articles of Incorporation of the Surviving Corporation have not been and will not be amended in connection with the Merger.

5. A complete executed Plan of Merger is on file at the principal place of business of the Surviving Corporation, currently: 9336 Civic Center Drive, Beverly Hills, California 90210.

6. A copy of the Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any entity which is a party to the Merger.

7. The Merger shall be effective on December 31, 1998, at 8:00 am (Eastern Standard Time).

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IN WITNESS WHEREOF, we have set forth oar hands as of the 9th day of December, 1998.

“Surviving Corporation”

Conrad International Royalty Corporation, a Nevada corporation

By:	/s/ Dieter H. Huckestein
	Name:	Dieter H. Huckestein
	Title:	President

By:	/s/ M. Hue Smith, III
	Name:	M. Hue Smith, III
	Title:	Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

This instrument was acknowledged before me on December 9, 1998 by Dieter H. Huckestein as President of Conrad International Royalty Corporation.

[SEAL] DAVID MAROTE COMM. #1192700 NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY COMM. EXP. AUG. 8, 2002	/s/ David Marote
Notary Public
(My commission expires: 8/8/2002)

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IN WITNESS WHEREOF, we have set forth our hands as of the 9th day of December, 1998.

“Disappearing Corporation”

Conrad International Investment Corporation, a Nevada corporation

By:	/s/ Stephen F. Bollenbach
	Name:	Stephen F. Bollenbach
	Title:	President

By:	/s/ M. Hue Smith, III
	Name:	M. Hue Smith, III
	Title:	Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

This instrument was acknowledged before me on December 9, 1998 by Stephen F. Bollenbach as President of Conrad International Investment Corporation.

[SEAL] DAVID MAROTE COMM. #1192700 NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY COMM. EXP. AUG. 8, 2002	/s/ David Marote
Notary Public
(My commission expires: 8/8/2002)

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CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

CONRAD INTERNATIONAL ROYALTY CORPORATION

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officer does hereby certify:

FIRST:	The name of the Corporation is CONRAD INTERNATIONAL ROYALTY CORPORATION.

SECOND:	The Corporation’s Board of Directors duly adopted the following resolution on January 4, 1999:

WHEREAS, this Board of Directors deems it advisable and desirable to change the Corporation’s name to “CONRAD INTERNATIONAL CORPORATION”; and

WHEREAS, the Corporation’s sole shareholder has approved such corporate name change by executing an Action taken by written consent of the sole shareholder dated January 4, 1999.

THEREFORE, IT IS RESOLVED that Article First of the Corporation’s Articles of Incorporation be amended in its entirety to read as follows:

	FIRST:	The name of the corporation is CONRAD INTERNATIONAL CORPORATION.

THIRD:	The total number of outstanding shares of the Corporation having voting power is 1,000 shares, and the total number of votes entitled to be cast by the sole shareholder is 1,000.

FOURTH:	The sole shareholder of all of the aforesaid total number of outstanding shares having voting power, to wit, 1,000 shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by the sole shareholder in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

Signed on January 4, 1999.

CONRAD INTERNATIONAL ROYALTY CORPORATION

By:	/s/ M. Hue Smith III
M. Hue Smith III
Vice President and Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On January 4, 1999 before me, David Marote, Notary Public, personally appeared M. HUE SMITH III, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL] DAVID MAROTE COMM. #1192700 NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY COMM. EXP. AUG. 8, 2002	/s/ David Marote
David Marote, Notary Public

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CONRAD INTERNATIONAL CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

Article First of the Corporation’s Articles of Incorporation is hereby amended in its entirety to read as follows:

FIRST: The name of the corporation is HPP INTERNATIONAL CORPORATION.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be
required by the provisions of the articles of Incorporation* have voted in favor of the amendment is:	1,000 For; 0 Against

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ W. Steven Standefer
Signature of Officer

*	lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 7-1-08